EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: SANDY PFAFF
415-633-3224
spfaff@peppercom.com

BANK OF MARIN BANCORP REPORTS INCREASED ANNUAL EARNINGS
CONTINUED FOCUS ON STRONG COMMUNITY BANKING FUNDAMENTALS CONTRIBUTES TO STEADY GROWTH

NOVATO, CA, January 25, 2010 – Bank of Marin Bancorp (“Bancorp”, NASDAQ: BMRC) announced 2009 earnings of $12.8 million, an increase of $615 thousand, or 5.1%, from 2008. Fourth-quarter 2009 earnings were $2.8 million, an increase of $9 thousand or 0.3%, from the same period a year ago. Diluted earnings per share were $2.19 for the year 2009 and $0.52 for the fourth quarter 2009, compared to $2.31 for the year 2008 and $0.52 for the fourth quarter of 2008.  2009 diluted earnings per share were reduced by $0.25 related to Bancorp’s participation and withdrawal from the TCPP1 and $0.06 related to an FDIC2 special assessment, respectively, as discussed later.

“We are pleased to close 2009 with solid year-over-year earnings growth.  Our commitment to strong customer relationships and responsible lending has contributed to our consistent results,” said Russell A. Colombo, President and Chief Executive Officer.

Bancorp also provided the following highlights on its operating and financial performance for the fourth quarter and year ended December 31, 2009:

●
Bank of Marin (the “Bank”) became the largest community bank in Marin County, CA3 with substantial deposit growth of $91.8 million, or 10.8%, over a year ago; deposits totaled $944.1 million at December 31, 2009.

●	Bancorp reported a robust net interest margin of 5.18% in the fourth quarter.

●	Total risk-based capital ratio for Bancorp grew to 12.3%, up from 12.1% at September 30, 2009, and continues to be well above industry standards for a well-capitalized institution.

●	In the fourth quarter, Bancorp paid an increased quarterly cash dividend of $0.15 per share, up from $0.14 in the previous quarter.

●
In 2009, Bank of Marin gave back to the community in the form of charitable contributions more than 1% of its pre-tax earnings. For seven consecutive years, the Bank has received an award recognizing us as part of a small group of corporations that contributes at this high level.

1 The U.S. Department of the Treasury Capital Purchase Program.  In March 2009, Bancorp repurchased all 28,000 shares of preferred stock issued under the U.S. Department of the Treasury (the “Treasury”) Capital Purchase Program on December 5, 2008.  A total of $28.2 million was paid to the Treasury, including accrued dividends of $179 thousand. Warrants that were issued to the Treasury as part of the TCPP to purchase 154,242 shares of common stock at a per share exercise price of $27.23 remain outstanding. On June 26, 2009, the Treasury issued guidance on the process banks can use to repurchase warrants under the TCPP. Bancorp currently does not intend to repurchase the warrants from the Treasury under these guidelines.

2 Federal Deposit Insurance Corporation

3  Based on FDIC deposit market share data as of June 30, 2009.

Loans and Credit Quality

Total loans reached $917.7 million at the end of 2009, representing growth of $27.2 million or a 3.1% increase from the end of last year. The mix of loans reflects an increase in home equity lines of credit and a decrease in construction loans as a percentage of total loans.

“We are committed to actively lend with a focus in our local community,” said Christina J. Cook, Chief Financial Officer.   “Our emphasis on prudent lending standards and active management of relationships have kept the credit losses in our loan portfolio at a manageable level.”

Non-performing loans totaled $11.6 million, or 1.26% of Bancorp’s loan portfolio at December 31, 2009 compared to $6.0 million, or 0.66% of Bancorp’s loan portfolio at September 30, 2009 and $6.7 million or 0.75% a year ago. Accruing loans past due 30 to 89 days declined to $835 thousand at December 31, 2009 from $4.4 million at both September 30, 2009 and December 31, 2008.

The provision for loan losses totaled $5.5 million in 2009 compared to $5.0 million in 2008. The allowance for loan losses of $10.6 million totaled 1.16% of loans at December 31, 2009, compared to 1.12% a year ago and 1.21% at September 30, 2009. The higher level of nonperforming loans in the quarter did not require a higher level of allowance for loan loss due to the fact that these loans are well secured and have been written down to their net realizable value based on current appraisals.

Deposits

Total deposits grew $91.8 million or 10.8% over a year ago. New deposit account openings during 2009 increased 19% over 2008. Non-interest bearing deposits totaled 24.4% of total deposits at December 31, 2009, an increase from 23.6% a year ago.  In September 2009, Bank of Marin opened the new Greenbrae branch, which has generated $13.7 million in deposits by December 31, 2009.

“Our healthy deposit growth during 2009 is a reflection of the confidence and trust our community continues to place in us,” said Colombo.  “As a result, we continue to grow market share and enjoy the largest community bank presence in our primary market of Marin County.”

Earnings

Diluted earnings per common share for 2009 were reduced by $0.25 resulting from Bancorp’s early repurchase of the preferred stock that had been issued under the TCPP and dividends on the preferred stock. Further, earnings reflected a special assessment imposed by the FDIC of $496 thousand in the second quarter of 2009, which reduced 2009 diluted earnings per share by $0.06.  2008 net income included a pre-tax non-recurring gain of $457 thousand recorded in the first quarter related to the mandatory redemption of a portion of Bank of Marin’s shares in Visa Inc., and the reversal of a pre-tax charge of $242 thousand that was originally recorded in the fourth quarter of 2007, for the potential obligation to Visa Inc. in connection with certain litigation indemnifications provided to Visa Inc. by Visa member banks. These two non-recurring items positively impacted 2008 diluted earnings per share by $0.08.

Net interest income of $13.4 million in the quarter ended December 31, 2009 increased $541 thousand, or 4.2%, from the same quarter last year, and 2009 net interest income increased $4.2 million, or 8.7% from last year. The increases reflect growth in interest-earning assets and a reduced cost of funds, partially offset by decreased loan yields, primarily due to a lower-rate environment. The tax-equivalent net interest margin was 5.18% in the fourth quarter of 2009 compared to 5.36% in the fourth quarter of 2008. The tax-equivalent net interest margin was 5.17% in 2009 compared to 5.41% in 2008.  Decreases in the tax-equivalent net interest margin were primarily due to the downward re-pricing of the Bank’s loan portfolio in a declining rate environment and to a lesser extent, interest foregone on non-accrual loans (representing a three basis-point and a seven basis-point reduction to the net interest margin in the quarter and year ended December 31, 2009, respectively, compared to one basis point and two basis points the quarter and year ended December 31, 2008, respectively).

Non-interest income totaled $1.3 million in the fourth quarter of 2009, an increase of $160 thousand or 13.5% from the same period last year. Non-interest income totaled $5.2 million in 2009, a decrease of $174 thousand or 3.2% from 2008.  2008 non-interest income included the $457 thousand pre-tax non-recurring gain on the sale of Visa Inc. shares in the first quarter of 2008, as discussed above.

Non-interest expense totaled $7.8 million in the fourth quarter of 2009, an increase of $669 thousand or 9.4% from the same period last year, mainly due to higher personnel costs and occupancy costs associated with branch expansion, higher FDIC insurance expense due to a higher FDIC insurance rate and an increased deposit level, as well as higher professional service fees related to consulting projects.  Non-interest expense in 2009 increased $3.0 million, or 10.5%, from last year. The increase reflects $1.3 million more in FDIC insurance expense related to a significantly higher FDIC insurance assessment rate, including a $496 thousand special assessment of five basis points on total assets minus Tier 1 capital as of June 30, 2009, and increased deposits levels. The increase also reflects higher personnel and occupancy costs as discussed above, operational losses, and increased legal fees in connection with Bancorp’s participation and termination in the TCPP program as well as legal fees associated with loans.

About Bank of Marin Bancorp

Bank of Marin Bancorp's assets currently exceed $1 billion. Bank of Marin, as the sole subsidiary of Bancorp, is the number one community bank in Marin County with thirteen branch offices in the Bay Area and a commercial loan production office in San Francisco. The Bank's Administrative offices are located in Novato, California and its Wealth Management Services are located in Greenbrae, Novato and Petaluma, California. Bank of Marin is included in the Russell 2000 Small-Cap Index, is recognized as one of thirty top performing small-cap banks by Sandler O'Neill + Partners, and has received the highest five star rating from Bauer Financial for more than ten years. (www.bauerfinancial.com). Celebrating its 20th anniversary in 2010, Bank of Marin has been recognized as one of the "Best Places to Work in the Bay Area" and one of the “Top Corporate Philanthropists” by the San Francisco Business Times.

Forward Looking Statements

This release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative, and regulatory issues that may impact Bancorp’s earnings in future periods. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, the current financial turmoil in the United States and abroad, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting Bancorp’s operations, pricing, products and services. These and other important factors are detailed in various securities law filings made periodically by Bancorp, copies of which are available from Bancorp without charge. Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

BANK OF MARIN BANCORP
FINANCIAL HIGHLIGHTS
Year To Year Comparison
December 31, 2009
(dollars in thousands, except share data; unaudited)

FOURTH QUARTER	QTD 2009	QTD 2008	CHANGE	% CHANGE

NET INCOME	$2,802	$2,793	$9	0.3%

DILUTED EARNINGS PER COMMON SHARE	$0.52	$0.52	$0.00	0.0%

RETURN ON AVERAGE ASSETS (ROA)	0.97%	1.10%	(0.13%)	(11.8%)

RETURN ON AVERAGE EQUITY (ROE)	10.15%	10.59%	(0.44%)	(4.2%)

EFFICIENCY RATIO	52.70%	50.56%	2.14%	4.2%

TAX-EQUIVALENT NET INTEREST MARGIN4	5.18%	5.36%	(0.18%)	(3.4%)

NET CHARGE-OFFS	$3,025	$1,521	$1,504	98.9%

NET CHARGE-OFFS TO AVERAGE LOANS	0.33%	0.18%	0.15%	83.3%

YEAR TO DATE	YTD 2009	YTD 2008	CHANGE	% CHANGE

NET INCOME	$12,765	$12,150	$615	5.1%

DILUTED EARNINGS PER COMMON SHARE	$2.19	$2.31	$(0.12)	(5.2%)

RETURN ON AVERAGE ASSETS (ROA)	1.16%	1.28%	(0.12%)	(9.4%)

RETURN ON AVERAGE EQUITY (ROE)	11.46%	12.73%	(1.27%)	(10.0%)

EFFICIENCY RATIO	54.89%	53.39%	1.50%	2.8%

TAX-EQUIVALENT NET INTEREST MARGIN4	5.17%	5.41%	(0.24%)	(4.4%)

NET CHARGE-OFFS	$4,842	$2,635	$2,207	83.8%

NET CHARGE-OFFS TO AVERAGE LOANS	0.53%	0.33%	0.20%	60.6%

AT PERIOD END	December 31, 2009		December 31, 2008		CHANGE		% CHANGE

TOTAL ASSETS	$1,121,672		$1,049,557		$72,115		6.9%

TOTAL DEPOSITS	$944,061		$852,290		$91,771		10.8%

TOTAL LOANS	$917,748		$890,544		$27,204		3.1%

NON-PERFORMING LOANS:
CONSTRUCTION	$6,520		$5,804		$716		12.3%
COMMERCIAL REAL ESTATE	$3,722		$0		$3,722		NM
COMMERCIAL	$910		$145		$765		527.6%
INSTALLMENT AND OTHER CONSUMER	$313		$455		$(142)		(31.2%)
HOME EQUITY LINE OF CREDIT	$100		$288		$(188)		(65.3%)
TOTAL NON-PERFORMING LOANS	$11,565		$6,692		$4,873		72.8%

TOTAL ACCRUING LOANS 30-89 DAYS PAST DUE	$835		$4,410		$(3,575)		(81.1%)

LOAN LOSS RESERVE TO LOANS	1.16%		1.12%		0.04%		3.6%

LOAN LOSS RESERVE TO NON-PERFORMING LOANS	0.9	x	1.5	x	(0.6	)x	(40.0%)

NON-PERFORMING LOANS TO TOTAL LOANS	1.26%		0.75%		0.51%		68.0%

STOCKHOLDERS' EQUITY	$109,051		$125,546		$(16,495)		(13.1%)

BOOK VALUE PER SHARE	$20.85		$19.14		$1.71		8.9%

TOTAL CAPITAL TO ASSETS	9.72%		11.96%		(2.24%)		(18.7%)

TOTAL RISK BASED CAPITAL RATIO-BANK5	11.6%		13.9%		(2.30%)		(16.5%)

TOTAL RISK BASED CAPITAL RATIO-BANCORP5	12.3%		14.1%		(1.80%)		(12.8%)

4 Net interest income is annulized by dividing actual number of days in the period times 360 days.

5 2009 amount estimated. 2008 amount reflects $28 million of preferred stock issued on December 5, 2008 under the The U.S. Department of the Treasury Capital Purchase Program, which was repurchased in March of 2009.

BANK OF MARIN BANCORP CONSOLIDATED STATEMENT OF CONDITION at December 31, 2009, September 30, 2009 and December 31, 2008

(in thousands, except share data; 2009 unaudited)	December 31, 2009	September 30, 2009	December 31, 2008

Assets
Cash and due from banks	$23,660	$63,589	$24,926
Short-term investments	15,000	---	---
Cash and cash equivalents	38,660	63,589	24,926

Investment securities
Held to maturity, at amortized cost	30,396	30,163	23,558
Available for sale (at fair market value; amortized cost $96,752, $79,850 and $79,284 at December 31, 2009, September 30, 2009, and December 31, 2008, respectively)	97,818	81,841	79,952
Total investment securities	128,214	112,004	103,510

Loans, net of allowance for loan losses of $10,618, $11,118 and $9,950 at December 31, 2009, September 30, 2009 and December 31, 2008, respectively	907,130	908,726	880,594
Bank premises and equipment, net	8,043	8,257	8,292
Interest receivable and other assets	39,625	33,953	32,235

Total assets	$1,121,672	$1,126,529	$1,049,557

Liabilities and Stockholders' Equity

Liabilities
Deposits
Non-interest bearing	$230,551	$246,968	$201,363
Interest bearing
Transaction accounts	89,660	89,355	82,223
Savings and money market	464,352	454,759	440,496
CDARS® reciprocal time	51,819	55,535	42,892
Other time	107,679	102,674	85,316
Total deposits	944,061	949,291	852,290

Federal funds purchased and Federal Home Loan Bank borrowings	55,000	55,000	56,800
Subordinated debenture	5,000	5,000	5,000
Interest payable and other liabilities	8,560	9,822	9,921

Total liabilities	1,012,621	1,019,113	924,011

Stockholders' Equity

Preferred stock, no par value, $1,000 per share liquidation preference
Authorized - 5,000,000 shares;
Issued and outstanding - 28,000 shares at December 31, 2008	---	---	27,055
Common stock, no par value
Authorized - 15,000,000 shares
Issued and outstanding - 5,229,529 shares, 5,226,993 shares, and 5,146,798 shares at December 31, 2009, September 30, 2009 and December 31, 2008, respectively	53,789	53,635	51,965
Retained earnings	54,644	52,626	46,138
Accumulated other comprehensive income, net	618	1,155	388

Total stockholders' equity	109,051	107,416	125,546

Total liabilities and stockholders' equity	$1,121,672	$1,126,529	$1,049,557

BANK OF MARIN BANCORP CONSOLIDATED STATEMENT OF OPERATIONS for the three months ended December 31, 2009, September 30, 2009 and December 31, 2008

(in thousands, except per share data; unaudited)	December 31, 2009	September 30, 2009	December 31, 2008

Interest income
Interest and fees on loans	$13,871	$13,860	$13,930
Interest on investment securities
Securities of U.S. Government agencies	833	794	914
Obligations of state and political subdivisions	285	285	204
Corporate debt securities and other	214	176	15
Interest on Federal funds sold and short-term investments	1	1	---
Total interest income	15,204	15,116	15,063

Interest expense
Interest on interest bearing transaction accounts	29	31	67
Interest on savings and money market deposits	901	821	1,303
Interest on CDARS® reciprocal time deposits	171	186	145
Interest on other time deposits	353	378	504
Interest on borrowed funds	360	364	195
Total interest expense	1,814	1,780	2,214

Net interest income	13,390	13,336	12,849
Provision for loan losses	2,525	1,100	2,200
Net interest income after provision for loan losses	10,865	12,236	10,649

Non-interest income
Service charges on deposit accounts	459	456	401
Wealth Management Services	366	350	316
Other income	516	525	464
Total non-interest income	1,341	1,331	1,181

Non-interest expense
Salaries and related benefits	3,951	4,286	3,725
Occupancy and equipment	947	950	839
Depreciation and amortization	349	335	344
FDIC insurance	344	307	141
Data processing	477	400	470
Professional services	543	366	439
Other expense	1,152	1,132	1,136
Total non-interest expense	7,763	7,776	7,094
Income before provision for income taxes	4,443	5,791	4,736

Provision for income taxes	1,641	2,190	1,943
Net income	$2,802	$3,601	$2,793

Preferred stock dividends and accretion	---	---	$(113)
Net income available to common shareholders	$2,802	$3,601	$2,680

Net income per common share:
Basic	$0.53	$0.69	$0.52
Diluted	$0.52	$0.68	$0.52

Weighted average shares used to compute net income per common share:
Basic	5,268	5,205	5,137
Diluted	5,352	5,274	5,200

Dividends declared per common share	$0.15	$0.14	$0.14

BANK OF MARIN BANCORP CONSOLIDATED STATEMENT OF OPERATIONS for the fiscal years ended December 31, 2009, 2008 and 2007

(in thousands, except per share data; 2009 unaudited)	December 31, 2009	December 31, 2008	December 31, 2007

Interest income
Interest and fees on loans	$54,816	$54,475		$52,668
Interest on auto loans held for sale	---	---		2,062
Interest on investment securities
U.S. Treasury securities	---	---		8
Securities of U.S. Government agencies	3,304	3,555		3,759
Obligations of state and political subdivisions	1,103	735		479
Corporate debt securities and other	506	273		656
Interest on Federal funds sold and short-term investments	5	138		2,209
Total interest income	59,734	59,176		61,841

Interest expense
Interest on interest bearing transaction accounts	115	344		301
Interest on savings and money market deposits	3,329	6,910		14,161
Interest on CDARS® reciprocal time deposits	721	200		---
Interest on other time deposits	1,541	2,466		3,465
Interest on borrowed funds	1,461	897		1,172
Total interest expense	7,167	10,817		19,099

Net interest income	52,567	48,359		42,742
Provision for loan losses	5,510	5,010		685
Net interest income after provision for loan losses	47,057	43,349		42,057

Non-interest income
Service charges on deposit accounts	1,782	1,654		1,251
Wealth Management Services	1,383	1,292		1,229
Net gain on indirect auto and Visa® portfolios	---	---		1,097
Net gain on redemption of shares in Visa, Inc.	---	457		---
Other income	2,017	1,953		2,141
Total non-interest income	5,182	5,356		5,718

Non-interest expense
Salaries and related benefits	17,001	16,097		15,900
Occupancy and equipment	3,516	3,202		2,871
Depreciation and amortization	1,370	1,340		1,246
FDIC insurance	1,800	507		263
Data processing	1,650	1,825		1,657
Professional services	1,727	1,600		1,681
Other expense	4,632	4,106		4,055
Total non-interest expense	31,696	28,677		27,673
Income before provision for income taxes	20,543	20,028		20,102

Provision for income taxes	7,778	7,878		7,778
Net income	$12,765	$12,150		$12,324

Preferred stock dividends and accretion	$(1,299)	$(113)	$	---
Net income available to common shareholders	$11,466	$12,037		$12,324

Net income per common share:
Basic	$2.21	$2.34		$2.38
Diluted	$2.19	$2.31		$2.31

Weighted average shares used to compute net income per common share:
Basic	5,182	5,135		5,187
Diluted	5,242	5,217		5,330

Dividends declared per common share	$0.57	$0.56		$0.51